Exhibit m(ii) under Form N-1A
                                       Exhibit 1 under Item 601/ Reg. S-K
                                EXHIBIT J
                                 to the
                            Distribution Plan

                     MONEY MARKET OBLIGATIONS TRUST:

                     California Municipal Cash Trust
                    Connecticut Municipal Cash Trust
                      Florida Municipal Cash Trust
                   Massachusetts Municipal Cash Trust
                     New Jersey Municipal Cash Trust
                      New York Municipal Cash Trust
                      Virginia Municipal Cash Trust

                           Cash Series Shares

         This Distribution Plan is adopted as of the 12th day of February, 2004, by Money Market Obligations Trust with respect to the Trust Shares of the portfolios of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.60 of 1% of the average aggregate net asset value of the Cash Series Shares of Money Market Obligations Trust held during the month.

         Witness the due execution hereof this 1st day of December, 2004.



                                    MONEY MARKET OBLIGATIONS TRUST


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President

                                EXHIBIT K
                                 to the
                            Distribution Plan

                     MONEY MARKET OBLIGATIONS TRUST:

                     Federated Capital Reserves Fund
                   Federated Government Reserves Fund
                        Federated Municipal Trust

         This Distribution Plan is adopted as of the 12th day of February, 2004, by Money Market Obligations Trust with respect to the portfolios of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.35 of 1% of the average aggregate net asset value of the portfolios of Money Market Obligations Trust held during the month.

         Witness the due execution hereof this 1st day of December, 2004.



                                    MONEY MARKET OBLIGATIONS TRUST


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President